                        PRESS RELEASE
9 Meters Announces Initiation of Phase 2 VIBRANT Study of Vurolenatide for Short Bowel Syndrome

–Initiating the largest Phase 2 placebo-controlled trial in short bowel syndrome -
–Topline results of the multicenter VIBRANT study anticipated in Q4 2021 -

RALEIGH, NC / June 14, 2021 / 9 Meters Biopharma, Inc. (NASDAQ:NMTR), a clinical-stage biotechnology company focused on rare and unmet needs in gastroenterology, announced today the initiation of its Phase 2 trial of vurolenatide, a proprietary long-acting glucagon-like peptide-1 (GLP-1) agonist in adults with short bowel syndrome (SBS).

“Initiating our Phase 2 trial of vurolenatide marks an important milestone for patients and families impacted by the debilitating effects of short bowel syndrome, including chronic diarrhea,” said John Temperato, President and Chief Executive Officer of 9 Meters. “This pushes us one step closer to potentially offering patients a treatment option that’s long-acting with rapid onset and potentially fewer safety concerns than currently available therapeutics.”

The Phase 2 trial, known as the VIBRANT (VurolenatIde for short Bowel syndrome Regardless of pArenteral support requiremeNT) study, is a double-blind, multicenter, placebo-controlled parallel group study of the safety, efficacy and tolerability of vurolenatide in adult patients with short bowel syndrome.

The VIBRANT study is expected to enroll approximately 22 patients at up to 7 sites in the U.S. The trial protocol has achieved central IRB approval and will include 4 parallel treatment arms: vurolenatide 50 mg weekly, vurolenatide 50 mg every other week, vurolenatide 100 mg every other week and placebo. The study is anticipated to be the largest placebo-controlled Phase 2 trial conducted in SBS to date and will enroll patients with any post-surgical SBS anatomic phenotype with or without reliance on parenteral support. The Company continues to collaborate with Duke Clinical Research Institute (DCRI) to support the VIBRANT study as well as the ongoing clinical development of vurolenatide in SBS. Total stool output will serve as the primary endpoint in the study. Topline data is anticipated in the fourth quarter of 2021, with a Phase 3 study expected to be initiated in the same quarter.

Patrick H. Griffin, M.D., Chief Medical Officer of 9 Meters, added, “The VIBRANT study is positioned to be the first to show the treatment potential of an investigational SBS therapy regardless of gut anatomy or the extent of parenteral support requirement. Vurolenatide has shown positive data to date, with patient improvement in total stool output and bowel frequency. We look forward to demonstrating the candidate’s impact on patients of all post-surgical phenotypes.”

Vurolenatide was previously evaluated in an open-label, two-dose Phase 1b/2a clinical trial evaluating the safety and tolerability of three escalating fixed doses of vurolenatide in 9 adults with SBS for 56 days. The drug was found to be generally safe and well tolerated, and importantly, 8 of the 9 patients enrolled experienced meaningful declines in total stool output following each dose, relative to a baseline output.

About Vurolenatide (formerly NM-002)
Vurolenatide, a novel chemical entity, is a long-acting injectable GLP-1 receptor agonist that utilizes proprietary XTEN® technology to extend its circulating half-life. Vurolenatide has been shown to improve gastric motility in multiple post-surgical phenotypes of SBS patients by slowing digestive transit time. This mechanism is intended to improve intestinal absorption of nutrients and water and reduce diarrhea for all patients regardless of parenteral support requirements. In late 2020, 9 Meters announced positive topline data from its Phase 1b/2a study in adult SBS patients, and 9 Meters initiated the largest placebo-controlled Phase 2 trial in SBS in an ambulatory setting in Q2 2021, which includes patients with

                        PRESS RELEASE
all post-surgical phenotypes of SBS regardless of their parenteral support requirements. An FDA meeting communication conducted in Q1 2021 supports utilizing total stool output (TSO) as the primary efficacy outcome measure in the Company's planned vurolenatide Phase 2 study.

About Short Bowel Syndrome
According to the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK), SBS is a rare syndrome related to poor absorption of nutrients due to at least half of the small intestine, and sometimes all or part of the large intestine, being removed; significant damage to the small intestine; or poor motility, or movement inside of the intestines. The incidence of SBS is not precisely known but is estimated at about 5 to 10 patients per million people per year. In adults, the incidence of SBS requiring at-home parenteral nutrition is estimated at two adult patients per million people per year. Pharmacologic therapies for SBS include trophic factors, such as short-acting daily injectable GLP-2 analogues, which may not be appropriate for all patient types.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing vurolenatide, a proprietary long-acting GLP-1 agonist, into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for symptom improvement in non-responsive celiac disease.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: uncertainties associated with the clinical development and regulatory approval of product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; and risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended March 31, 2021 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

                        PRESS RELEASE
Corporate contacts
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577

SOURCE: 9 Meters Biopharma